Exhibit 99.1

Bumble Inc. Announces Second Quarter 2024 Results

Total Revenue Increased 3% to $269 Million

Bumble App Revenue Increased 5% to $218 Million

Bumble App Paying Users Increased 15% to 2.8 Million; Grew 87,000 Quarter Over Quarter

Net Earnings of $38 Million, Adjusted EBITDA of $75 Million

AUSTIN, Texas, August 7, 2024 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the second quarter ended June 30, 2024.

“Our first chapter of the Bumble App launch delivered better women’s experiences and improved engagement,” said Lidiane Jones, CEO of Bumble Inc. “We are pleased with these early wins but it’s evident that to reignite the user growth engine for Bumble Inc. in the long term, we need to take a firm stance towards delivering customer value that goes beyond this launch. We are confident that the steps we are taking to strengthen our ecosystem, customer experience, and revenue strategy will revitalize our growth by making Bumble the best place for people to find successful and healthy connections in their lives.”

Second Quarter 2024 Financial and Operational Highlights:

(All comparisons relative to the Second Quarter 2023)

•
Total Revenue increased 3.4% to $268.6 million, compared to $259.7 million. This includes an unfavorable impact of $3.4 million from foreign currency movements year over year.
o
Bumble App Revenue increased 4.8% to $218.0 million, compared to $208.0 million. This includes an unfavorable impact of $2.5 million from foreign currency movements year over year.
o
Badoo App and Other Revenue decreased 2.2% to $50.6 million, compared to $51.8 million. This includes an unfavorable impact of $0.9 million from foreign currency movements year over year.
•
Total Paying Users increased to 4.1 million, compared to 3.6 million.
•
Total Average Revenue per Paying User ("ARPPU") decreased to $21.37, compared to $23.23.
•
Net earnings were $37.7 million, or 14.0% of revenue, compared to net earnings of $9.3 million, or 3.6% of revenue.
•
Adjusted EBITDA was $75.0 million, or 27.9% of revenue, compared to $67.3 million, or 25.9% of revenue.

“We delivered second quarter results that were largely in line with our expectations,” said Anu Subramanian, CFO of Bumble Inc. “We are resetting our guidance today to reflect actions we are taking to position Bumble to reignite user growth, deliver improved customer value, and drive long-term revenue growth. We believe our strong balance sheet and cash flow generation give us the flexibility we need to return capital to shareholders while creating lasting value.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics. Prior period information and key operating metrics have not been recast to include paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Bumble App Paying Users	2,817.2	2,457.8
Badoo App and Other Paying Users	1,321.4	1,175.5
Total Paying Users	4,138.6	3,633.3
Bumble App Average Revenue per Paying User	$25.79	$28.21
Badoo App and Other Average Revenue per Paying User	$11.93	$12.83
Total Average Revenue per Paying User	$21.37	$23.23

Balance Sheet:

As of June 30, 2024, total cash and cash equivalents were $286.7 million and total debt was $618.9 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following for the third quarter ending September 30, 2024 and full year ending December 31, 2024:

Third Quarter 2024:

•
Total Revenue in the range of $269 million to $275 million, which includes:
o
Bumble App Revenue of $217 million to $221 million.
•
Adjusted EBITDA in the range of $77 million to $80 million.

Full Year 2024:

•
Total Revenue year over year growth in the range of 1% to 2%.
o
Bumble App Revenue year over year growth in the range of 1.5% to 2.5%.
•
Adjusted EBITDA margin growth of at least 200 basis points.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its second quarter 2024 financial results at 4:30 p.m. Eastern Time today, August 7, 2024. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with our restructuring plan, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
our ability to maintain the value and reputation of our brands
•
risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
challenges with properly managing the use of artificial intelligence
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
our substantial indebtedness
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of Blackstone and our Founder
•
the risk that the costs and charges related to our global workforce reduction and restructuring of our operations and its expected impact may be greater than anticipated or incurred in different periods than anticipated
•
the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•
our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•
changes in business or macroeconomic conditions, including the impact of widespread health emergencies or pandemics and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events, political unrest (which may be heightened in a U.S. presidential election year), armed conflicts, including conflicts in Eastern Europe and the Middle East, extreme weather events or natural disasters
•
foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Bumble For Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Date mode), friendship (BFF Mode) and professional networking (Bizz mode). Bumble For Friends app is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Badoo, which was founded in 2006, was one of the pioneers of web and mobile free-to-use dating products. Fruitz, founded in 2017, encourages honesty and transparency by sharing dating intentions from the first touch point. Official, founded in 2020, is an app that is intended to help couples build healthy and lasting habits in their romantic relationships.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$286,664	$355,642
Accounts receivable (net of allowance of $600 and $648, respectively)	101,800	102,677
Other current assets	31,121	34,732
Total current assets	419,585	493,051
Right-of-use assets	13,264	15,425
Property and equipment (net of accumulated depreciation of $18,774 and $15,831, respectively)	10,062	12,462
Goodwill	1,584,546	1,585,750
Intangible assets, net	1,455,658	1,484,290
Deferred tax assets, net	24,245	27,029
Other noncurrent assets	16,880	7,120
Total assets	$3,524,240	$3,625,127
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$5,839	$4,611
Deferred revenue	46,702	48,749
Accrued expenses and other current liabilities	117,902	185,799
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	176,193	244,909
Long-term debt, net	613,194	615,176
Deferred tax liabilities, net	4,521	5,673
Payable to related parties pursuant to a tax receivable agreement	419,323	407,389
Other long-term liabilities	13,011	14,707
Total liabilities	1,226,242	1,287,854
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 139,592,347 shares issued and 126,468,688 shares outstanding as of June 30, 2024; 138,520,102 shares issued and 130,687,629 shares outstanding as of December 31, 2023)	1,396	1,385
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	1,771,155	1,772,449
Treasury stock (13,123,659 and 7,832,473 shares as of June 30, 2024 and December 31, 2023, respectively)	(119,364)	(73,764)
Accumulated deficit	(77,113)	(144,084)
Accumulated other comprehensive income	76,853	79,029
Total Bumble Inc. shareholders’ equity	1,652,927	1,635,015
Noncontrolling interests	645,071	702,258
Total shareholders’ equity	2,297,998	2,337,273
Total liabilities and shareholders’ equity	$3,524,240	$3,625,127

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenue	$268,615	$259,735	$536,390	$502,683
Operating costs and expenses:
Cost of revenue	80,041	76,737	161,330	147,317
Selling and marketing expense	67,562	65,329	131,179	128,919
General and administrative expense	36,329	43,298	57,185	93,129
Product development expense	15,705	36,233	51,722	69,385
Depreciation and amortization expense	17,024	16,967	34,230	33,698
Total operating costs and expenses	216,661	238,564	435,646	472,448
Operating earnings (loss)	51,954	21,171	100,744	30,235
Interest income (expense), net	(9,082)	(6,110)	(18,000)	(11,329)
Other income (expense), net	(558)	(2,969)	917	(6,530)
Income (loss) before income taxes	42,314	12,092	83,661	12,376
Income tax benefit (provision)	(4,628)	(2,743)	(12,102)	(5,356)
Net earnings (loss)	37,686	9,349	71,559	7,020
Net earnings (loss) attributable to noncontrolling interests	10,291	2,596	19,547	1,878
Net earnings (loss) attributable to Bumble Inc. shareholders	$27,395	$6,753	$52,012	$5,142
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$0.22	$0.05	$0.41	$0.04
Diluted earnings (loss) per share	$0.22	$0.05	$0.41	$0.04

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cash flows from operating activities:
Net earnings (loss)	$37,686	$9,349	$71,559	$7,020
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	17,024	16,967	34,230	33,698
Changes in fair value of interest rate swaps	(114)	1,000	(1,692)	5,233
Changes in fair value of contingent earn-out liability	(3,654)	(12,287)	(19,343)	(12,933)
Non-cash lease expense	889	885	1,783	1,747
Tax receivable agreement liability remeasurement expense	—	—	230	—
Deferred income tax	1,322	(2,795)	1,486	(5,516)
Stock-based compensation expense	2,089	33,548	2,115	62,132
Net foreign exchange difference	513	1,663	658	(327)
Other, net	778	10,845	(2,459)	22,700
Changes in assets and liabilities:
Accounts receivable	(904)	(4,947)	2,662	(30,981)
Other current assets	322	4,804	(3,945)	(2,256)
Accounts payable	(2,226)	(803)	1,160	5,234
Deferred revenue	(74)	933	(2,047)	1,954
Legal liabilities	(7,913)	(18,250)	(25,228)	(18,250)
Lease liabilities	(366)	(1,023)	(752)	(1,982)
Accrued expenses and other current liabilities	(12,117)	2,835	(24,997)	(11,329)
Other, net	(330)	(13)	(75)	(44)
Net cash provided by (used in) operating activities	32,925	42,711	35,345	56,100
Cash flows from investing activities:
Capital expenditures	(1,730)	(2,399)	(4,531)	(9,210)
Acquisition of business, net of cash acquired	—	(9,877)	—	(9,877)
Net cash provided by (used in) investing activities	(1,730)	(12,276)	(4,531)	(19,087)
Cash flows from financing activities:
Repayment of term loan	(1,437)	(1,437)	(2,875)	(2,875)
Distributions paid to noncontrolling interest holders	(2,897)	(13,832)	(5,618)	(19,241)
Share repurchases	—	(20,890)	(62,108)	(20,890)
Purchase of Common Units	—	—	(22,155)	—
Withholding tax paid on behalf of employees on stock-based awards	(2,303)	(2,373)	(8,247)	(11,694)
Net cash provided by (used in) financing activities	(6,637)	(38,532)	(101,003)	(54,700)
Effects of exchange rate changes on cash and cash equivalents	(381)	(275)	1,217	(4,536)
Net increase (decrease) in cash and cash equivalents and restricted cash	24,177	(8,372)	(68,972)	(22,223)
Cash and cash equivalents and restricted cash, beginning of the period	266,053	393,191	359,202	407,042
Cash and cash equivalents and restricted cash, end of the period	290,230	384,819	290,230	384,819
Less restricted cash	(3,566)	(3,800)	(3,566)	(3,800)
Cash and cash equivalents, end of the period	$286,664	$381,019	$286,664	$381,019

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net earnings (loss)	$37,686	$9,349	$71,559	$7,020
Add back:
Income tax (benefit) provision	4,628	2,743	12,102	5,356
Interest (income) expense, net	9,082	6,110	18,000	11,329
Depreciation and amortization expense	17,024	16,967	34,230	33,698
Stock-based compensation expense	2,089	33,548	2,115	62,132
Employer costs related to stock-based compensation (1)	561	463	1,949	3,022
Litigation costs, net of insurance reimbursements (2)	3,500	7,018	8,736	8,551
Foreign exchange (gain) loss (3)	629	2,034	628	1,465
Changes in fair value of interest rate swaps (4)	(114)	1,000	(1,692)	5,233
Restructuring costs (5)	3,157	—	19,773	—
Transaction and other costs (6)	377	234	714	1,531
Changes in fair value of contingent earn-out liability	(3,654)	(12,287)	(19,343)	(12,933)
Changes in fair value of investments in equity securities	43	76	46	177
Tax receivable agreement liability remeasurement expense (7)	—	—	230	—
Adjusted EBITDA	$75,008	$67,255	$149,047	$126,581
Net earnings (loss) margin	14.0%	3.6%	13.3%	1.4%
Adjusted EBITDA margin	27.9%	25.9%	27.8%	25.2%

Net cash provided by (used in) operating activities	$32,925	$42,711	$35,345	$56,100
Less:
Capital expenditures	(1,730)	(2,399)	(4,531)	(9,210)
Free cash flow	$31,195	$40,312	$30,814	$46,890
Operating cash flow conversion	87.4%	456.9%	49.4%	799.1%
Free cash flow conversion	41.6%	59.9%	20.7%	37.0%

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents costs associated with the restructuring plan announced in February 2024, such as severance, benefits and other related costs.
(6)
Represents transaction costs related to acquisitions and secondary offerings such as legal, accounting, advisory fees and other related costs.
(7)
Represents recognized adjustments to the tax receivable agreement liability.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cost of revenue	$(226)	$1,120	$319	$2,258
Selling and marketing expense	44	1,195	(2,818)	4,723
General and administrative expense	7,892	18,860	6,386	33,676
Product development expense	(5,621)	12,373	(1,772)	21,475
Total stock-based compensation expense	$2,089	$33,548	$2,115	$62,132

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Cost of revenue GAAP	$80,041	$76,737	$161,330	$147,317
Stock-based compensation expense	226	(1,120)	(319)	(2,258)
Payroll tax expense related to stock-based compensation	(30)	(21)	(94)	(155)
Restructuring costs	(85)	—	(1,006)	—
Transaction and other costs	—	—	(144)	—
Cost of revenue non-GAAP	$80,152	$75,596	$159,767	$144,904

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Selling and marketing expense GAAP	$67,562	$65,329	$131,179	$128,919
Stock-based compensation expense	(44)	(1,195)	2,818	(4,723)
Payroll tax expense related to stock-based compensation	(65)	(53)	(204)	(237)
Restructuring costs	(163)	—	(3,247)	—
Selling and marketing expense non-GAAP	$67,290	$64,081	$130,546	$123,959

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
General and administrative expense GAAP	$36,329	$43,298	$57,185	$93,129
Changes in fair value of contingent earn-out liability	3,654	12,287	19,343	12,933
Litigation costs, net of insurance proceeds	(3,500)	(7,018)	(8,736)	(8,551)
Stock-based compensation expense	(7,892)	(18,860)	(6,386)	(33,676)
Payroll tax expense related to stock-based compensation	(134)	(165)	(611)	(1,047)
Restructuring costs	(1,482)	—	(6,072)	—
Transaction and other costs	(377)	(234)	(570)	(1,531)
General and administrative expense non-GAAP	$26,598	$29,308	$54,153	$61,257

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Product development expense GAAP	$15,705	$36,233	$51,722	$69,385
Stock-based compensation expense	5,621	(12,373)	1,772	(21,475)
Payroll tax expense related to stock-based compensation	(332)	(225)	(1,040)	(1,584)
Restructuring costs	(1,427)	—	(9,448)	—
Product development expense non-GAAP	$19,567	$23,635	$43,006	$46,326

(In thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Total operating costs and expenses GAAP	$216,661	$238,564	$435,646	$472,448
Depreciation and amortization expense	(17,024)	(16,967)	(34,230)	(33,698)
Changes in fair value of contingent earn-out liability	3,654	12,287	19,343	12,933
Litigation costs, net of insurance proceeds	(3,500)	(7,018)	(8,736)	(8,551)
Stock-based compensation expense	(2,089)	(33,548)	(2,115)	(62,132)
Payroll tax expense related to stock-based compensation	(561)	(464)	(1,949)	(3,023)
Restructuring costs	(3,157)	—	(19,773)	—
Transaction and other costs	(377)	(234)	(714)	(1,531)
Total operating costs and expenses non-GAAP	$193,607	$192,620	$387,472	$376,446